                                                                    Exhibit 10.b

                              AMENDED AND RESTATED
                              --------------------
                                  MORTGAGE NOTE
                                  -------------


$1,431,165.94                                           As of December 3th, 2003


     FOR VALUE RECEIVED, RONSON CONSUMER PRODUCTS CORPORATION, a New Jersey Corporation ("Ronson Consumer") and RONSON CORPORATION, a New Jersey Corporation ("Ronson") (Ronson Consumer and Ronson are collectively and individually referred to as the "Borrower"), with offices located at Corporate Park III, Campus Drive, Post Office Box 6707, Somerset, New Jersey, promises to pay to the order of FLEET CAPITAL CORPORATION, a Rhode Island corporation and successor-by-merger with Summit Business Capital Corp. (the "Lender"), at its offices located at 4 Penn Center, 1600 John F. Kennedy Boulevard, Philadelphia, Pennsylvania 19103, or at such other place or places as the Lender may designate, the sum of One Million Four Hundred Thirty-one Thousand One Hundred-Sixty-Five Dollars and Ninety-Four Cents($1,431,165.94) (the "Mortgage Loan"), without defalcation or discount, for value received, with interest thereon from the date hereof at the annual rate of the Lender's Floating Base Rate plus one-half (.5%) percent calculated on the basis of a 360-day year for
     ----
actual days elapsed, all in lawful money of the United States, as follows: in fifty-nine(59) equal and consecutive monthly installments of principal, calculated as aforesaid and based on a fifteen (15) year amortization, commencing on January 1st, 2004 and continuing on the first day of each and every month thereafter until December 1st, 2008 with one (1) final payment due on December 1st, 2008 at which time the balance of principal, any and all unpaid interest thereon, and any other sums due under this Amended and Restated
Mortgage Note (the "Note") shall be due and payable. Interest on the unpaid balance due hereunder shall be due and payable with each installment of principal until the principal balance is paid in full.

     The Borrower shall have the right and privilege of prepaying, at any time, all or any portion of the outstanding principal amount of the Mortgage Loan provided, however, that a prepayment premium shall be paid if all, or any portion, of the Mortgage Loan is prepaid according to the following schedule:

        1. if the prepayment is made on or before June 30th, 2004 the prepayment fee shall be three (3%) percent of the amount of the Mortgage Loan prepaid;

        2. if the prepayment is made after June 30th, 2004 but on or before June 30th, 2005 the prepayment fee shall be one and one-half (1.5%) percent of the amount of the Mortgage Loan prepaid;

        3. if the prepayment is made after June 30th, 2005 there shall be no prepayment fee.

     All payments to be made hereunder shall be automatically charged to an account of the Borrower at the Lender, and sufficient funds shall be maintained in the Borrower's accounts for said charge.

     This Note is made in accordance with a certain Mortgage and Security Agreement dated December 1, 1995, as modified by a certain Modification of Mortgage and Security Agreement dated of even date herewith, executed and delivered by Ronson Consumer to the Lender (the "Mortgage"). Payment of the Obligations due under this Note is secured by, inter alia, a first priority lien
                                               ----------
and security interest in the Mortgaged Premises defined in the Mortgage which consists of certain property located at 3 and 6 Ronson Drive, Woodbridge, New Jersey (the "Property"), and by a certain Assignment of Rents and Leases executed by Ronson Consumer dated December 1, 1995 (the "Assignment"). All capitalized terms not specifically defined herein shall be deemed to have the same definition provided for such terms in the Mortgage. This Amended and Restated Mortgage Note is the Note referred to in and is subject to the terms and conditions of the Mortgage. In the event of any ambiguity between the terms of this Amended and Restated Mortgage Note and the Mortgage, then the terms of the Mortgage shall govern. An event of default under the Mortgage shall be an event of default under this Note.

     The Mortgage, this Note, the Assignment and all other writings, documents, and agreements delivered pursuant thereto, are hereinafter collectively and severally referred to as the "Loan Documents".

     The Lender may have made loans to the Borrower and may make additional loans in the future to the Borrower and may advance sums in the future on behalf of the Borrower or to protect the security of the Property or liens thereon, at any time before the satisfaction of this Note and the Mortgage, and all such sums shall be secured by this Note, the Mortgage, the Assignment and the liens thereof.

     Notwithstanding anything herein to the contrary, if the Borrower defaults in the performance of any of the terms or provisions of this Note or the Loan Documents, the principal sum or so much of the principal remaining unpaid, with all interest accrued thereon shall, at the option of the Lender and with out notice become due and payable immediately, and interest shall accrue at two (2%) percent in excess of the interest rate chargeable under this Note, computed on the basis of actual days elapsed and a year of 360 days, unless prohibited by law, which interest shall be payable monthly. Payment of the foregoing may be enforced and recovered at any time by one or more of the remedies provided to the Lender in this Note, the Mortgage or the Assignment, with it being specifically understood and agreed that the default provisions as set forth in the Mortgage shall govern in the event of any conflict in such provisions in the aforesaid instruments.

     In the event any scheduled payment of principal or interest due hereunder is received by the Lender more that ten (10) days after the date due, there shall be due a late charge of five (5%) percent of such payment, which late charge shall be not less than Twenty-five ($25.00) Dollars nor more that Two Thousand Five Hundred ($2,500.00) Dollars. Any payment received later than 3:00 p.m. on any banking day shall be deemed to have been received on the next succeeding banking day. Such late charge represents the cost to Lender in processing late payments and shall not be deemed to constitute additional principal or interest. All late charges assessed by the Lender are immediately due and payable.

     In the event it should become necessary to employ counsel to protect the or enforce this Note, the Borrower agrees to pay (to the extent permitted by applicable law) costs and reasonable attorney's fees incurred by the Lender in collecting or enforcing payment thereof.

     Any failure by the Lender to insist upon strict performance by the Borrower of any of the terms and provisions of this Note or the Mortgage shall not be deemed to be a waiver of any of the terms or provisions thereof, and the Lender shall have the right thereafter to insist upon strict performance by the Borrower of any and all of them.

     Presentment, demand of payment, notice of dishonor or nonpayment, protest, notice of protest on this Note, and the giving of notice of default or other notice to any party liable on this Note are hereby waived by the Borrower. It is expressly agreed that the maturity of this Note, or any payment hereunder, may be extended or modified from time to time without in any way affecting the liability of the Borrower.

     In the event the Loan and Security Agreement dated January 6, 1995, as amended (the "Loan Agreement") between Ronson Consumer and Lender is terminated, then all obligations due under this Note shall become immediately due and payable. "Floating Base Rate" as used herein shall have the meaning ascribed in the Loan Agreement.


     The words "Borrower" and "Lender" include singular and plural, individual or corporation, and the respective heirs, executors, administrators, successors and of the Borrower or the Lender, as the case may be. The use of any gender applies to all genders. If more than one party is named as Borrower, the obligation hereunder of each such party is joint and several.

     This Note is given in replacement of and substitution for, but not in satisfaction of, a certain Amended and Restated Mortgage Note dated as of May 13, 1999 in the original principal amount of $1,760,000 (the "May 1999 Note"). Upon proper execution and delivery hereof, the December 1995 Note shall be deemed null and void and returned to the Borrower.

     IN WITNESS WHEREOF, the Borrower has executed this instrument the day and year first above mentioned.


ATTEST:                             RONSON CONSUMER PRODUCTS
                                    CORPORATION


By: /s/ Alberta D. Gladis           By: /s/ Louis V. Aronson, II
   ------------------------------      --------------------------
   Alberta D. Gladis,                  Louis V. Aronson, II,
   Assistant Secretary                 President and Chief Executive Officer


ATTEST:                             RONSON CORPORATION


By: /s/ Alberta D. Gladis           By:/s/ Louis V. Aronson, II
   ------------------------------      --------------------------
   Alberta D. Gladis,                  Louis V. Aronson, II,
   Assistant Secretary                 President and Chief Executive Officer